SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2012

FIRST PACTRUST BANCORP, INC.
(Exact name of Registrant as specified in its Charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 236-5211

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On November 8, 2012, First PacTrust Bancorp, Inc. (“First PacTrust”) issued its earnings release for the three and nine months ended September 30, 2012. The earnings release is attached to this Current Report on Form 8-K as Exhibit 99.1

Item 7.01 Regulation FD Disclosure

Today, beginning at 9:00 am PST, First PacTrust will present at Investor Day at the Riviera Country Club in Pacific Palisades, California. A copy of the Investor Day presentation materials are attached to this Current Report on Form 8-K as Exhibit 99.2 The live presentation will be available via live audio webcast and as an audio recording on First PacTrust’s investor relations website, http://www.firstpactrustbancorp.com.

Item 9.01 Financial Statements and Exhibits

See Exhibit Index.

In accordance with General Instruction B.2 of Form 8-K, the information contained in Items 2.02 and 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Items 2.02 and 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PACTRUST BANCORP, INC.

Date: November 9, 2012	By:	/s/ Richard Herrin
Richard Herrin
Executive Vice President, Chief Administrative Officer and Corporate Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press Release of First PacTrust Bancorp, Inc., dated November 8, 2012.
99.2	First PacTrust Bancorp, Inc. Investor Presentation Materials